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                                                                     EXHIBIT 1.2


                       MASTER SELECTED DEALERS AGREEMENT


                                                                  June 12, 1997

Cruttenden Roth Incorporated
18301 Von Karman
Irvine, California 92612

Ladies and Gentlemen:

         We understand that you are entering into this Master Selected Dealers Agreement in counterparts with us and other firms who may participate as dealers in offerings of securities in which you are acting as the sole representative or one of the representatives of the underwriters comprising the underwriting syndicate. Whether or not we have executed this Agreement, this Agreement shall apply to any offering of securities in which we act as a selected dealer.

         SECTION 1.        GENERAL.

         At or prior to the time of an offering, you will advise us, to the extent applicable, as to the expected offering date, the expected closing date, the initial offering price, the interest or dividend rate (or the method by which such rate is to be determined), the conversion price, if applicable, the selling concession, the reallowance, the time of release of securities for sale to the public, the time at which subscription books will be opened, the amount, if any, of securities reserved for purchase by selected dealers, the period of such reservation and the amount of securities to be allotted to us, and stating that our participating as a selected dealer in the offering shall be subject to the provisions of this Agreement. Such information shall be deemed to be a part of this Agreement and this Agreement shall become binding with respect to our participation as a selected dealer in an offering of securities following our receipt of such information. If we have not previously executed this Agreement, by our purchase of securities in an offering covered by this Agreement we shall be deemed to be signatories hereof with respect to such offering.

         The securities to be purchased in any offering of securities in which we agree to participate as a selected dealer pursuant to this Agreement, including any guarantees relating to such securities or any other securities into which such securities are convertible or for which such securities are exercisable or exchangeable and any securities that may be purchased upon exercise of any over-allotment option, are hereinafter referred to as the "Securities." The issuer or issuers of the Securities are hereinafter referred to as the "Issuer." The parties on whose behalf the Representatives (as hereinafter defined) execute the underwriting or purchase agreement or any associated or similar agreement with the Issuer or any selling securityholders or any amendment or supplement thereto (collectively, the "Underwriting Agreement") with respect to an offering of Securities in which we agree to participate as a selected dealer pursuant to this Agreement are hereinafter referred to as the "Underwriters." All references herein to "you" or the "Representatives" shall mean Cruttenden Roth Incorporated, and the other firms, if any, who are serving as the representatives of the Underwriters in connection with an offering of Securities. The parties who agree to participate in such offering as selected dealers are hereinafter referred to as "Selected Dealers."

         The following provisions of this Agreement shall apply separately to each individual offering of Securities.

         SECTION 2.        ACCEPTANCE AND PURCHASE.

         The offer to Selected Dealers will be made on the basis of a reservation of Securities and an allotment against subscriptions. Any application for additional Securities will be subject to rejection in whole or in part. Subscription books may be closed by the Representatives at any time in the Representatives' absolute discretion without notice and the right is reserved to reject any subscription in whole or in part. We agree to purchase as principal the amount of Securities allotted to us by the Representatives.

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         SECTION 3.        PROSPECTUSES.

         (a) The Representatives will, at our request, make available to us, as soon as practicable after sufficient quantities thereof are made available to them by the Issuer, copies of the Prospectus (excluding any documents incorporated by reference therein) to be used in connection with the offering of Securities in such number as we may reasonably request. As used herein, the term "Prospectus" means the form of prospectus (including any supplements and any documents incorporated by referenced therein) authorized for use in connection with such offering.

         (b) We agree that, in purchasing Securities, we will rely upon no statements whatsoever, written or oral, other than the statements in the Prospectus delivered to us by the Representatives and any documents incorporated by referenced therein. We understand that we are not authorized to give any information or to make any representation not contained in the Prospectus or in any document incorporated by reference therein, in connection with the offering of Securities. Our purchase of Securities shall constitute our agreement that, if requested by the Representatives, we will furnish a copy of any amendment or supplement to any preliminary or final Prospectus to each person to whom we have furnished a previous preliminary or final Prospectus. Our purchase of Securities shall constitute our confirmation that we have delivered, and our agreement that we will deliver, all preliminary and final Prospectuses required for compliance with Rule l5c2-8 (or any successor provision) under the Securities Exchange Act of 1934, as amended from time to time (the "1934 Act").

         SECTION 4.        OFFERING OF SECURITIES.

         (a) The offering of Securities is made subject to the conditions referred to in the Prospectus and to the terms and conditions set forth in this Agreement. After the public offering of Securities has commenced, you may change the public offering price, the selling concession and the reallowance to dealers. Any Securities purchased by us pursuant to this Agreement are to be reoffered by us, subject to their receipt and acceptance by the Representatives, to the public at the initial offering price, subject to the terms of this Agreement and the Prospectus. Except as otherwise provided herein, Securities shall not be offered or sold by us below the initial offering price before the termination of the effectiveness of this Agreement with respect to the offering of such Securities, except that a reallowance from the initial offering price of not more than the amount set forth in the invitation may be allowed to any Selected Dealer that (i) agrees that such amount is to be retained and not reallowed in whole or in part, and (ii) makes the representations contained in
Section 11.

         (b) The Representatives, as such, and, with the Representatives' consent, any Underwriter, may buy Securities from, or sell Securities to, any of the Selected Dealers or any of the Underwriters, and any Selected Dealer may buy Securities from, or sell Securities to, any other Selected Dealer or any Underwriter, at the initial offering price less all or any part of the concession to Selected Dealers.

         (c) If we have received or have been credited with the Selected Dealers' concession as to any Securities purchased by us pursuant to this Agreement, which, prior to the later of (i) the termination of the effectiveness of this Agreement with respect to the offering of such Securities, and (ii) the covering by the Representatives of any short position created by the Representatives in connection with the offering of such Securities, the Representatives may have purchased or contracted to purchase for the account of any Underwriter (whether such Securities have been sold or loaned by us), then we agree to pay the Representatives on demand for the accounts of the several Underwriters an amount equal to the Selected Dealers' concession and, in addition, the Representatives may charge us with any broker's commission and transfer tax paid in connection with such purchase or contract to purchase. Securities delivered on any such repurchase need not be the identical Securities originally purchased. With respect to any such repurchased Securities as to which we have not yet received or been credited with the Selected Dealers' concession, we shall be responsible for any broker's commission and transfer tax and the Representatives shall not be obligated to pay any Selected Dealers' concession as to such Securities.

         (d) No expenses shall be charged to Selected Dealers. A single transfer tax upon the sale of Securities by the respective Underwriters to us will be paid by such Underwriters when such Securities are delivered to us. However, we shall pay any transfer tax on sales of Securities by us and shall pay our proportionate share of any



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transfer tax or other tax (other than the single transfer tax described above)
in the event that any such tax shall, from time to time, be assessed against us and other Selected Dealers as a group or otherwise.

         SECTION 5.        PAYMENT AND DELIVERY.

         We agree that Securities purchased by us pursuant to this Agreement shall be paid for in an amount equal to the initial offering price therefor or, if the Representatives shall so advise us, at such initial offering price less the Selected Dealers' concession with respect thereto, at 9:00 a.m. on the date on which the Underwriters are required to purchase the Securities, by delivery to the Representatives at the offices of Cruttenden Roth Incorporated, of payment in the manner and type of funds specified in your payment instructions wired to us, payable to the order of Cruttenden Roth Incorporated, unless otherwise specified by you. If payment is made for Securities purchased by us at the initial offering price, the Selected Dealers' concession to which we may be entitled will be paid to us upon the later to occur of the events set forth in the first sentence of Section 4(c).

         Notwithstanding the foregoing provisions of this Section, if transactions in Securities can be settled through the facilities of The Depository Trust Company or any other depository or similar facility, if we are a member, you are authorized, in your discretion, to make appropriate arrangements for payment and/or delivery through its facilities of Securities to be purchased by us, or, if we are not a member, settlement may be made through a correspondent that is a member pursuant to our timely instructions.

         SECTION 6.        STABILIZATION AND OVER-ALLOTMENT.

         The Representatives may, with respect to any offering of Securities, be authorized to over-allot, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of Securities. We agree that, upon the Representatives' request, at any time and from time to time prior to the termination of the effectiveness of this Agreement with respect to an offering of Securities, we will report the amount of Securities purchased by us pursuant to such offering which then remain unsold by us and will, upon the Representatives' request at any such time, sell to the Representatives for the account of one or more Underwriters such amount of such unsold Securities as the Representatives may designate at the initial offering price less an amount to be determined by the Representatives not in excess of the Selected Dealers' concession.

         SECTION 7.        OPEN MARKET TRANSACTIONS.

         We agree not to bid for, purchase, attempt to induce others to purchase or sell, directly or indirectly, any Securities, any other securities of the Issuer of the same class and series as the Securities and any other securities of the Issuer which the Representatives may designate, except as brokers pursuant to unsolicited orders and as otherwise provided in this Agreement. If the Securities are or include common stock or securities convertible into common stock, we also agree not to effect or attempt to induce others to effect, directly or indirectly, any transactions in or relating to put or call options on any stock of the Issuer, except to the extent permitted by Regulation M (Rules 100 through 105) under the 1934 Act as interpreted by the Securities and Exchange Commission (the "Commission").

         SECTION 8.        TERMINATION; AMENDMENT.

         (a) The terms and conditions set forth in (i) Section 4, (ii) the second sentence of Section 6 or (iii) Section 7 of this Agreement (collectively, the "offering provisions") will terminate with respect to each offering of Securities pursuant to this Agreement at the close of business on the 45th day after the date of the initial offering of such Securities, unless the effectiveness of such offering provisions is extended or sooner terminated as here inafter provided. You may extend the effectiveness of such offering provisions for up to an additional 15 days by notice to us to the effect that the offering provisions of this Agreement are extended to the date or by the number of days indicated in such notice. You may terminate such offering provisions other than those set forth in Section 4(c) at any time by notice to us to the effect that the offering provisions of this Agreement are terminated, and you may terminate the provisions of Section 4(c) at any time at or subsequent to the termination of the other offering provisions by notice to


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us to the effect that the penalty bid provisions of this Agreement are terminated. All other provisions of the Agreement shall remain operative and in full force and effect with respect to such offering.

         (b) This Agreement may be terminated by either party hereto upon 5 business days' written notice to the other party; provided, however, that with respect to any particular offering of Securities, if you receive any termination notice from us after you have advised us of the amount of Securities allotted to us, this Agreement shall remain in full force and effect as to such offering and shall terminate with respect to such offering and all previous offerings only in accordance with and to the extent provided in subsection (a) of this Section 8.

         (c) This Agreement may be supplemented or amended by you by notice to us by written communication and, except for supplements or amendments included with the information relating to a particular offering of Securities, any such supplement or amendment to this Agreement shall be effective with respect to any offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so supplemented and amended.

         SECTION 9.        BLUE SKY AND OTHER QUALIFICATIONS.

         It is understood and agreed that the Representatives assume no responsibility or obligation with respect to the right of any Selected Dealer or other person to sell Securities in any jurisdiction, notwithstanding any information the Representatives may furnish in that connection.

         SECTION 10. ROLE OF THE REPRESENTATIVES; ROLE OF THE SELECTED DEALERS; LEGAL RESPONSIBILITY.

         (a) The Representatives are acting as representatives of each of the Underwriters in all matters connected with the offering of Securities and with the Underwriters' purchases of Securities. Any action to be taken, authority that may be exercised or determination to be made by the Representatives hereunder may be taken, exercised or made by Cruttenden Roth Incorporated, on behalf of all Representatives. The rights and liabilities of each Underwriter of Securities and each Selected Dealer shall be several and not joint.

         (b) The Representatives, as such, shall have full authority to take such action as they may deem advisable in all matters pertaining to the offering of Securities or arising under this Agreement. The Representatives will have no liability to any Selected Dealer for any act or omission except for obligations expressly assumed by the Representatives herein, and no obligations on the part of the Representatives will be implied hereby or inferred herefrom.

         (c) We understand and agree that we are to act as principals in purchasing Securities and we are not authorized to act as agents for the Issuer, any selling securityholder or any of the Underwriters in offering Securities to the public or otherwise.

         (d) Nothing contained herein shall constitute us in association or partnership, with the other Selected Dealers, the Underwriters or Representatives, or, except as otherwise provided herein, render us liable for the obligation of any other Selected Dealers, the Underwriters or the Representatives. If the Selected Dealers among themselves or with the Underwriters or the Representatives are deemed to constitute a partnership for Federal income tax purposes, then each Selected Dealer elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended, and agrees not to take any position inconsistent with such election. The Representatives are authorized, in their discretion, to execute on behalf of the Selected Dealers such evidence of such election as may be required by the Internal Revenue Service.

         SECTION 11.       NASD MATTERS.

         We represent that we are (i) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (ii) a foreign bank, broker, dealer or other institution not eligible for membership in the NASD. If we are such a member, we agree that in making sales of Securities we will comply with all applicable rules of the NASD, including, without limitation, Rule 2740 of the Conduct Rules of the NASD (the "Conduct Rules"). If we are not an NASD member, we agree to comply as though we were a member with Rules 2730, 2740 and 2750 of the


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Conduct Rules and to comply with the requirements of the NASD's Interpretation with Respect to Free-Riding and Withholding (IM-2110-1 of the Conduct Rules). If we are such a foreign bank, broker, dealer or other institution, we agree not to offer or sell any Securities in the United States of America except through the Representatives and in making sales of Securities we agree to comply with Rule 2420 of the Conduct Rules as it applies to a nonmember broker or dealer in a foreign country. We agree that in selling Securities pursuant to any offering (which agreement shall also be for the benefit of the Issuer or other seller of such Securities) we will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act of 1933, as amended, and the 1934 Act, the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of any securities exchange, and the applicable laws, rules and regulations of any applicable regulatory body having jurisdiction over the offering.

         SECTION 12.       NOTICES.

         Any notices from the Representatives to us shall be deemed to have been duly given if mailed, hand delivered, telephoned (and confirmed in writing), telegraphed, telexed or transmitted by facsimile transmission to us at the address appearing below, or at such other address, telephone, telex or facsimile transmission number as we have advised you in writing. Any notice from us to the Representatives shall be deemed to have been duly given if mailed, hand delivered, telegraphed, telexed or transmitted by facsimile transmission to Cruttenden Roth Incorporated, 18301 Von Karman, Irvine, California 92612,
Attention: Syndicate Department; Telephone: (714) 757-5700; Facsimile: (714) 476-8727 or to such other address, telephone, telex or facsimile transmission number as we shall be notified by the Representatives. Communications by telegram, telex, facsimile transmission or other written form shall be deemed to be "written" communications.

         SECTION 13.       GOVERNING LAW.

         This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed wholly in said State, without giving effect to rules governing conflicts of law.

                                Very truly yours,

                                Name of Firm:


                                By:
                                   --------------------------------------------
                                       Authorized Officer or Partner

                                Address:



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                                Telephone:
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                                Facsimile:
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Confirmed as of the date first above written.

CRUTTENDEN ROTH INCORPORATED


By:
   ------------------------------------------
         David Walters
         Executive Vice President



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